Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”), dated as of August 27, 2018, by and between Varonis Systems, Inc., a Delaware corporation (the “Company”), and Yakov Faitelson (“Executive”).

WHEREAS, the Company is party to an employment agreement with Executive dated as of February 10, 2014 (the “Agreement”);

WHEREAS, the Company desires to clarify and update certain tax and release provisions of the Agreement; and

WHEREAS, the Company and Executive wish to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants herein contained, Executive’s employment by the Company, the compensation to be paid Executive while employed by the Company, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Company and Executive hereby agree as follows:

1.	Section 5(c) of the Agreement (“Termination in Connection with a Change in Control”), is amended in its entirety to read as follows:

“If Executive’s employment hereunder is terminated (i) by the Company other than for Cause or (ii) by Executive with Good Reason, in either case within one year following a “Change in Control” (as such term is defined in the Company’s 2013 Omnibus Equity Incentive Plan, as may be amended from time to time), then Executive shall be entitled to receive the Accrued Benefits and:

(i)	an amount equal to one and a half (1.5) times the Base Salary as of the date of termination, payable in a lump sum within ten (10) days following the date of termination;
(ii)	an amount equal to Executive’s target Annual Bonus for the year of termination, payable in a cash lump sum within ten (10) days following the date of termination; and
(iii)	notwithstanding anything in the contrary in the applicable option or equity-incentive plans, immediate vesting of all of Executive’s outstanding equity-based awards.”
2.	The following language shall be added as a new Section 6(g) of the Agreement (“Defend Trade Secrets Act”):

“(g) Defend Trade Secrets Act. Pursuant to Section 7 of the Defend Trade Secrets Act of 2016 (which added 18 U.S.C. § 1833(b)), the Company and Executive acknowledge that Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such Section.

3.	Section 7 of the Agreement (“Section 280G”) is amended in its entirety to read as follows:

“Any other provision of this Agreement to the contrary notwithstanding, if any portion of any payment or benefit under this Agreement either individually or in conjunction with any payment or benefit under any other plan, agreement or arrangement (all such payments and benefits, the “Total Payments”) would constitute an “excess parachute payment” within the meaning of Code Section 280G, that is subject to the tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Total Payments to be made to Executive shall be reduced, but only to the extent that Executive would retain a greater amount on an after-tax basis than he would retain absent such reduction, such that the value of the Total Payments that Executive is entitled to receive shall be $1 less than the maximum amount which the Employee may receive without becoming subject to the Excise Tax. For purposes of this Section 7, the determination of whichever amount is greater on an after-tax basis shall be (x) based on maximum federal, state and local income and employment tax rates and the Excise Tax that would be imposed on Executive and (y) made at the Company’s expense by independent accountants selected by the Company and Executive (which may be the Company’s income tax return preparers if Executive so agrees) which determination shall be binding on both Executive and the Company.”

4.	Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms.

5.	This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

VARONIS SYSTEMS, INC.

By: /s/ Guy Melamed
Name: Guy Melamed
Title: Chief Financial Officer & Chief Operating Officer

EXECUTIVE

By: /s/ Yakov Faitelson
Yakov Faitelson